UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway Suite 100
Boca Raton FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2024, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which will effect a 1-for-11 Reverse Split (as defined below) of Greenlane’s issued and outstanding Class A common stock which will become effective at 12:01 AM Eastern Time on August 5, 2024, prior to the opening of trading on The Nasdaq Global Market (“Nasdaq”). As a result of the Reverse Split, every 11 shares of Class A common stock issued and outstanding will be converted into one share of Class A common stock. No fractional shares will be issued in connection with the Reverse Split. All fractional shares will be rounded up to the nearest whole number. The Reverse Split will not change the par value of the Class A common stock or the authorized number of shares of Class A common stock. The Reverse Split will affect all shareholders uniformly and will not alter any stockholder’s percentage interest in Greenlane’s equity (other than as a result of the rounding of fractional shares). All outstanding options, restricted stock awards, warrants and other securities entitling their holders to purchase or otherwise receive shares of Class A common stock will be adjusted as a result of the Reverse Split, as required by the terms of each security. Greenlane has requested that Greenlane’s Class A common stock begin trading on August 5, 2024, on a post-reverse split basis on the Nasdaq under the existing symbol “GNLN.” The new CUSIP number for the Class A common stock will be 395330400. The foregoing brief description is qualified in its entirety by the text of the Certificate of Amendment, a copy of which is incorporated herein by reference as Exhibit 3.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Special Meeting was held on July 29, 2024. As of the close of business on June 20, 2024, the record date for the Special Meeting, there were 5,821,359 shares of Class A common stock, par value $0.01 per share. At the Special Meeting, the stockholders of the Company approved the proposal presented below, which is described in detail in the Company’s Definitive Proxy Statement that was filed with the Securities and Exchange Commission on June 28, 2024 (the “Proxy Statement”).

Holders of 3,026,482 shares of Greenlane’s Class A common stock were present in person or represented by proxy at the Special Meeting. The following are the voting results of the proposal submitted to Greenlane’s stockholders at the Special Meeting:

Proposal 1: To approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), to be filed not later than August 5, 2024, to effect a reverse stock split of our Class A Common Stock (as defined below) at a ratio in the range of one-for-two to one-for-20 (collectively, the “Reverse Split”), with such ratio to be determined in the discretion of the Board of Directors of the Company (the “Board”) and publicly disclosed prior to the effectiveness of the Reverse Split (the “Reverse Split Proposal”).

For	Against	Abstain
1,837,144	1,163,604	25,734

Item 7.01 Regulation FD Disclosure

On July 31, 2024, Greenlane Holdings Inc. (the “Company”) issued a press release announcing that it has effected a 1-for-11 Reverse Split (as defined below) of Greenlane’s issued and outstanding Class A common stock which will become effective at 12:01 AM Eastern Time on August 5, 2024, prior to the opening of trading on August 5, 2024, on the Nasdaq Capital Market (“Nasdaq”)

A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc., dated July 31, 2024
99.1	Press Release dated July 31, 2024
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: July 31, 2024	By:	/s/ Lana Reeve
Lana Reeve
Chief Financial and Legal Officer